Exhibit 3.13(d)

AGREEMENT OF MERGER

This Agreement of Merger (this “Agreement”) is entered into as of April 28, 2000 among Central Concrete Supply Co., Inc a California corporation (“Central”), Bay Cities Building Materials Co., Inc., a California corporation (“Bay Cities”), Walker’s Concrete, Inc., a California corporation (all three corporations being wholly-owned subsidiaries of U.S. Concrete, Inc., a Delaware corporation), and B.C.B.M. Transport, Inc., a California corporation and wholly-owned subsidiary of Bay Cities (the latter three companies referred to collectively herein as the “Non-Surviving Corporations”).

1. The Non-Surviving Corporations shall be merged with and into Central, with Central as the surviving corporation (the “Merger”).

2. Automatically, and by virtue of the Merger:

(a) Each share of each Non-Surviving Corporation’s stock held in the treasury of each Non-Surviving Corporation immediately prior to the Merger shall be cancelled and retired and cease to exist without any conversion thereof.

(b) Each share of each Non-Surviving Corporation’s stock issued and outstanding immediately prior to the Merger shall be cancelled and retired and cease to exist without any conversion thereof.

3. The outstanding shares of Central shall remain outstanding and are not affected by the Merger.

4. The Non-Surviving Corporations shall from time to time, as and when requested by Central, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

5. The effect of the Merger and the effective date of the Merger are as prescribed by law.

This Agreement of Merger may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement of Merger.

IN WITNESS WHEREOF, the parties have executed this Agreement.

CENTRAL CONCRETE SUPPLY CO., INC.

By:	/s/ William T. Albanese
William T. Albanese President

By:	/s/ Donald C. Wayne
Donald C. Wayne Secretary

B.C.B.M. TRANSPORT, INC.

By:	/s/ Neil J. Vannuci
Neil J. Vannuci President

By:	/s/ Donald C. Wayne
Donald C. Wayne Secretary

BAY CITIES BUILDING MATERIALS CO., INC.

By:	/s/ Neil J. Vannuci
Neil J. Vannuci President

By:	/s/ Donald C. Wayne
Donald C. Wayne Secretary

WALKER’S CONCRETE, INC.

By:	/s/ Robert A. Walker
Robert A. Walker President

By:	/s/ Donald C. Wayne
Donald C. Wayne Secretary

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